Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Bion Environmental Technologies, Inc., a company duly formed under the laws of Colorado (the "Company"), for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),Stephen Craig Scott, Chief Executive Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2026	/s/ Stephen Craig Scott
Stephen Craig Scott Interim Chief Executive Officer, Interim Principal Executive Officer and Interim Principal Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Bion Environmental Technologies, Inc. and will be retained by Bion Environmental Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.